EXHIBIT 32.1

MICROS SYSTEMS, INC.

Certification of Principal Executive Officer
Pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934 and 18 U.S.C. 1350

I, A.L. Giannopoulos, Chairman, President and Chief Executive Officer of MICROS Systems, Inc. (“Registrant”), certify that to the best of my knowledge:

(1) The quarterly report on Form 10-Q for the period ended March 31, 2007 of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 8, 2007	/s/ A.L. Giannopoulos
A.L. Giannopoulos